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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement Nos. 333-57441, 333-39898, 333-46140, 333-46144, 333-73884 on Form S-8, No. 333-81276 on Forms S-3/A and No. 333-88022 on Form S-3 of Com21, Inc. and its subsidiaries of our reports dated January 21, 2003 (February 21, 2003 as to Note 17) appearing in this Annual Report on Form 10-K of Com21, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 11, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT